Exhibit 16.1


                              ERIC BOLIN CPA, P.A.
                            6119 Executive Boulevard
                                    Suite 232
                            Rockville, Maryland 20852



January 7, 2002

Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549

Ladies and Gentlemen:

We have been furnished a copy of the response to Item 4 of Form 8-K for the event that occurred on January 7, 2002, filed by our former client, Demand Financial International, Ltd. We agree with the statements made in response to the revised Item as they relate to our Firm.


Very truly yours,

 /s/ Eric Bolin CPA, P.A.

ERIC BOLIN CPA, P.A.